FY 2000                           IMATRON INC.                         FORM 10-K
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                                  Exhibit 10.33

                            DISTRIBUTORSHIP AGREEMENT
                                      among
           IMATRON INC., MEDITEC CORPORATION AND MARUBENI CORPORATION
                               10. November , 2000

         THIS AGREEMENT is entered into as of November 10, 2000 by and between IMATRON INC., a corporation organized under the laws of the State of New Jersey with its principal office at 389 Oyster Point Blvd., South San Francisco, California 94080, United States of America ("Imatron"), MEDITEC CORPORATION, a corporation organized under the laws of Japan, with its principal office at 3-14, Kudan-Minami, 2-chome, Chiyoda-ku, Tokyo, Japan ("Importer") and MARUBENI CORPORATION, a corporation organized under the laws of Japan, with its principal office at 4-2, Ohtemachi 1-chome, Chiyoda-ku, Tokyo, Japan ("Distributor"),

WITNESSETH:

         WHEREAS, Imatron desires to appoint Distributor as the exclusive distributor of the Products (hereafter defined) and appoint Importer as the exclusive importer and service provider of the Products in the Territory (hereafter defined);

         WHEREAS, Distributor desires to accept such appointment and to perform the duties and obligations as hereinafter set forth; and

         WHEREAS, Importer desires to accept such appointment and to import into the Territory and sell the Products to Distributor;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

         1. Appointment of Importer and Distributor.

                  (a) Appointment. Imatron hereby appoints (i) Importer as its exclusive importer to import the Products into the Territory and as its exclusive service provider in the Territory and (ii) Distributor as its exclusive distributor in the Territory for the Imatron EBT Scanner systems including spare parts and all options and accessories as shall be offered for sale by Imatron. A complete Imatron EBT Scanner system is hereinafter referred to as a "System" and Systems together with spare parts, options and accessories are collectively referred to as "Products" which expressions include all of their modifications, developments and improvements and new CT scanner systems invented or developed and for sale by Imatron. The specifications of a basic complete System are set forth in APPENDIX A hereto.

                  (b) Territory. The geographical area to which this Agreement pertains is the country of Japan ("Territory"). Imatron agrees that during the term of this Agreement it will not authorize any other importer to import the Products into the Territory nor any other distributor to sell the Products in the Territory nor export the Products into the Territory nor will it sell the Products (either directly of indirectly) to any purchaser or importer that intends to export the Products into the Territory. During the term of this Agreement, Distributor agrees it will neither sell nor service the Products outside the Territory, nor will Distributor sell the Products (either directly or indirectly) to any purchaser that intends to distribute the Products outside the Territory, unless specifically authorized in writing by Imatron. Distributor agrees not to distribute or sell products acquired from any other person which are similar to the Products if distribution or sale by Distributor of such similar products are competitive with distribution or sale of Products. Imatron agrees to refer to Distributor all inquiries or orders for the Products received from any person, firm, or company residing or carrying on business in the Territory.

                  (c) Term. The term of this Agreement shall commence on the date set forth above and shall continue until December 31, 2003. This Agreement shall immediately terminate upon written notice to such effect by either party hereto to the other parties, without the necessity of prior advance notices, (i) in the event of such other party's voluntary or involuntary bankruptcy or insolvency, (ii) in the event that such other party shall make a general assignment of its property for the benefit of a creditor or (iii) in the event that a petition shall have been filed against such other party under a bankruptcy law, any other law for relief of debtors, or other law similar in


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purpose or effect,  the effect of which is to cause such other party to have its business effectively discontinued. This Agreement shall immediately terminate upon written notice to such effect by Imatron to the other parties, without the necessity of prior advance notice, in the event Distributor or Importer shall be in default in the payment of any amounts due Imatron hereunder for the sale of Products, or any parts thereof, or for the providing of services.

                  (d) Payment. In consideration for (i) the appointment by Imatron of Importer and Distributor as its exclusive importer and distributor respectively pursuant to this Paragraph, (ii) the arrangement to be rendered by Imatron pursuant to Paragraph 2, and (iii) the transfer of the Homologation rights for the System pursuant to Paragraph 22 and other rights, title and interest set forth in the Transition Agreement (hereafter defined) from Imatron to Distributor by Imatron, Distributor agrees to pay to Imatron sum of Yen500,000,000.-. Yen250,000,000.- out of Yen500,000,000.- shall be paid within ten(10) days following the execution of this Agreement. The remaining Yen250,000,000 shall be paid within ten(10)days following the effective date of transfer of Homologation rights to Distributor.

         2. Transition from Previous Distributor.

                  (a) Assignment. In consideration for the payments set forth in
Section 1(d), above, Imatron assigns and transfers to Distributor without payment to Imatron, all of its rights, title and interest in and to that certain Transition Agreement dated Oct 5th, 2000 (the "Transition Agreement") between Imatron and Imatron Japan INC., a corporation organized under the laws of Japan, with its principal office at 3-5-7 Hatchobori Chuo-ku, 104-00032, Tokyo, Japan ("IJ" ) pursuant to the terms and conditions of an Assignment and Assumption Agreement to be entered into simultaneous herewith in the form of APPENDIX B hereto ("Assignment and Assumption Agreement").

                  (b) Assumption of Obligations. In consideration for the transfer as provided in Paragraph 2(a) above and strictly subject to and pursuant to the terms and conditions of the Assignment and Assumption Agreement, Distributor agrees to assume and perform all of Imatron's obligations under the Transition Agreement save for (i) the obligations which can logically be performed solely by Imatron such as (without limitation) the obligation to continue to provide replacement parts under Clause 4 of the Transition Agreement (which shall therefore be performed by Imatron) and (ii) the obligations which cannot be performed by Distributor without assistance of Imatron (which shall therefore be performed by Distributor with necessary assistance of Imatron); provided, however, that Distributor is not liable to perform any obligations arising from the Service Contracts for any reasons having its origin prior to the Closing Date (as defined in the Transition Agreement) and further Imatron shall hold harmless Distributor and Importer from any claims, losses or damages incurred on account of or based on the Service Contracts as they relate to the period prior to the Closing Date.

                  (c) Transition of Employees. In connection with the transfer of service responsibilities for the installed based of Imatron EBT scanners in Japan from Imatron to the Distributor, Imatron agrees to use its best efforts to transfer to the Distributor the one (1) service manager and the four (4) service employees currently employed by Imatron. Distributor agrees to employ such employees on terms and conditions not less favorable than currently in place with such employees. Imatron does not guaranty that any or all the transferred employees will accept employment by Distributor.

3.1

         3. Duties of Distributor and Importer. In addition to all other duties herein set forth, Distributor shall have the following obligations:

                  (a) Solicitation of Orders. Distributor shall use its best efforts in soliciting orders for and selling the Products for delivery to customers within the Territory.

                  (b) Annual Target. As a target, Distributor shall use its reasonable efforts to purchase from Imatron through Importer fifteen (15) Systems, the breakdown of which are four (4) Systems during Y2001, five (5) Systems during the second year, and six (6) Systems during the third year
(respectively,  "the  Target  Quantity").

                  (c) Prompt Payment. Importer shall promptly comply with all terms and conditions of sale described hereunder, including without limitation, prompt payment of the price of the Products sold to Importer by Imatron. Payment shall be made according to the following schedule: Sixty days prior to delivery of each System, Importer shall provide a letter of credit for the full amount of each System. Such letter of credit shall provide for partial shipments. The service and spare parts terms shall be net 30 days.

                  (d) Advertising and Mailing Lists. Importer shall advertise the Products to such an extent, and in such media, as is reasonably necessary to encourage the sale of the Products in the Territory. Importer agrees that it will not advertise the sale of the Products, without first submitting (fully translated into English) such


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advertising  to,  and  obtaining  Imatron's  written  approval  thereof  , which approval in all instances shall be contingent upon the entire cost of said advertising being paid by Importer, unless otherwise agreed to in writing by Imatron. Importer shall accept all liability, and hold Imatron harmless, for the content of any advertising it shall publish or distribute in Japan without Imatron's written approval. Importer shall develop and maintain a mailing list
of  existing  and  prospective   customers  within  the  Territory,   and  shall
periodically mail advertising literature to said customers.

                  (e) Sales Force and Service Personnel. Distributor shall at all times maintain an adequate staff of sales personnel reasonably necessary to carry out the obligations of Distributor under this Agreement, and Importer shall fully train such sales personnel with respect to all pertinent aspects of the Products. Importer shall also train and maintain such service and installation personnel as are necessary to service the installed base of Systems in Japan and as otherwise necessary for the performance of Importer's service obligations under this Agreement.

                  (f) Sales Reports. Distributor shall make quarterly written reports on the sale and distribution of the Products and Distributor's business activities in promotion and distribution thereof, together with information on the market situation of the Territory, including:

                          (i)  Names of active sales prospects.

                          (ii) Government regulations affecting the Products.

                          (iii)Competitive products and competitor's activities.

                          (iv) Commonly   experienced  component   failures  and
                               service problems.

                  (g) Other Duties of Distributor. Distributor shall at all times maintain sales data on the Products, including price lists, catalogs and technical bulletin files. Distributor shall accept and service all sales inquiries with respect to the Products relating to possible sales within the Territory. Distributor and Importer shall not in any way, directly or indirectly, disparage Imatron or any of Imatron's products.

                  (h) Installation. Importer shall be responsible for all costs of installation, customer warranties and applications training of Systems purchased pursuant to this Agreement. Imatron shall provide a limited warranty with regard to parts during the warranty period.

                  (i) Alteration of Products. Distributor shall not alter Products in any way without written consent by Imatron.

                  (j) Prohibition on Manufacture or Sale of the Products. Distributor shall not engage in the manufacture or sale of any products which are now or in the future may be competitive, with the Products covered in this Agreement in the Territory.

                  (k) Prohibition on Purchase and Sale of Used Products. During the term of this Agreement, Distributor shall not engage in the purchase and/or sales of used Systems within or without the Territory with the exception of any System sold by Distributor during the term of this Agreement.

3.2
         4. Individual Contract and Other Conditions. The detailed terms and conditions of each individual purchase of the Products hereunder by Importer from Imatron, except the following conditions, shall be mutually agreed upon at the time of each such purchase and confirmed by such parties in a "Confirmation of Purchase Contract" (the form of which is attached hereto as APPENDIX C and made an integral part hereof) to be issued by Importer to Imatron and countersigned and returned by Imatron.

Each such individual purchase contract between Imatron and Importer shall be deemed to incorporate all of the terms and conditions hereof to the extent that they may be applicable; provided, however, that the terms and conditions of this Agreement shall, in the event of a conflict, have precedence over those on the reverse side of the "Confirmation of Purchase Contract". The failure by Imatron to return any countersigned "Confirmation of Purchase Contract" within thirty
(30) days after dispatch by Importer shall be deemed an acceptance thereof by Imatron.

                  (a) Prices. Except as may otherwise be agreed between the parties, the price of each System FOB Imatron dock, South San Francisco, California, U.S.A. shall be United States Dollars One Million Seven Hundred Thousand (US$1,700,000). Prices for add-ons and optional products shall be the prices established from time to time by Imatron. The current prices for such add-ons and optional products are set forth in APPENDIX A. In case the quantity of the Systems which Distributor has purchased from Imatron through Importer exceeds the Target Quantity in each year set forth Paragraph 3(b), the price of the excess Systems for such year shall be reduced to United States Dollars One Million Five Hundred Thousand (US$1,500,000). Should the exchange rate of the Japanese Yen devaluate against the U.S.Dollar at the date of placing an order to Yen120 or less, Imatron shall compensate the Distributor's exchange loss between the actual rate at the date of placing an order and Yen120.


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Should the exchange rate of the Japanese Yen evaluate  against the U.S Dollar at the date of placing an order to Yen100 or more, Imatron shall increase the System price by the percentage of evaluation between Yen100 and actual rate at the date of placing an order.

                  (b) No Liability for Late Deliveries. Imatron will not be liable for any penalty clause from customers accepted by Distributor unless Imatron has agreed in writing to this clause at the time of order

                  (c)  Customs.   Importer  shall  be  responsible  for  customs
clearance on the Products and components being imported into the Territory.

                  (d) Taxes. The prices specified in this Agreement are exclusive of any sales, use, excise; or similar taxes (other than any federal or state taxes on net income of Imatron), and of any export and import duties, which may be levied upon or collectable by Imatron as a result of the sale, lease or shipment of the Products to Importer, or its customers, any services performed by Imatron in connection herewith, and use, resale or sublease of the Products by Importer or its customers. Importer agrees to pay and otherwise be fully responsible for any such taxes and duties, unless in lieu thereof Importer provides Imatron with an exemption certificate acceptable to the relevant governmental authorities. Imatron shall have the right, but shall not be obligated to pay any such taxes or duties directly, in which case Importer shall immediately reimburse Imatron in the amount thereof upon presentation by Imatron of evidence of payment.

         5. Changes in Products.

                  (a) Right to Make Changes. Imatron may, at any time, either add to, delete, or change any of the Products pursuant to any updating, obsolescence, or other change in the Products occurring within the ordinary course of business. Imatron will notify Importer of any such change as soon as practicable. However, if such change results in impossibility or difficulty for Importer to import the Products under Japanese law or the necessity of obtaining of a new license or amendment to the existing license for import to the Territory, Distributor may accordingly amend the Target Quantity.

                  (b) Training. Imatron agrees to provide additional training for designated Distributor or Importer personnel at mutually agreed upon rates where this becomes necessary because of changes made to the Products.

         6. Warranty and Warranty Service.

                  (a) Limited Warranty. Imatron warrants to Distributor that the Products provided in accordance with the terms hereof shall be free from defects in material and workmanship and in any event comply with the requirements specified by the Ministry of Health of Japan. The foregoing warranty (i) in the case of new Systems shall be for a period of twelve (12) months from the date on which the Products are put into operation with the exception of any options or parts so noted in APPENDIX A and (ii) in the case of refurbished Systems and renewal and/or replacement parts shall be for ninety (90) days from installation or until termination of the System warranty period, whichever is longer. This warranty pertains to all parts failing in the course of normal operation. It does not cover parts modified without the prior authorization of Imatron or parts damaged due to mishandling or misuse or failure to operate and maintain the Products in accordance with the operating manuals and specifications supplied to Importer or Distributor. Notwithstanding the foregoing, Imatron makes no warranty with regard to options or accessories purchased from other vendors but agrees to assign to Distributor any warranties received by Imatron from its suppliers for such options and accessories. The AccuImage Workstation is warranted as a part of the System.

EXCEPT AS SET FORTH ABOVE, IMATRON MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. DISTRIBUTOR ACCEPTS THE PRODUCTS SOLELY ON THE BASIS OF THE WARRANTY EXPRESSED ABOVE.

                  (b) Sole Remedy. In the event any Product or part thereof fails to meet the foregoing warranty during the specified warranty periods, Imatron's sole responsibility and Distributor's and Importer's sole remedy shall be for Imatron, at its sole cost and expense, to supply Distributor with replacement parts for any Product or part thereof which fails to meet the warranty. Importer shall be responsible for the installation labor and return of the defective components to Imatron. All other costs of fulfilling warranty obligations to customers, including (without limitation) labor, installation costs and customer training, shall be borne by Importer. Imatron shall be responsible for return freight charges for the defective parts. Distributor will inform Imatron when and where Products are installed.


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                  (c) Product  Liability.  Imatron shall  defend,  indemnify and hold harmless Importer, Distributor and/or any of its customers for the Products from and against any and all costs, expenses, losses, damages or liabilities arising out of or in relation to any claim made or threatened to be made by any third party based on any death, bodily injury or property damage occurring directly or indirectly out of the Products ("Liabilities"), including without limitation, a claim based on the "Product Liability Act" of Japan Law No. 85 promulgated on July 1, 1994, as it may be amended, but excluding any Liabilities resulting from actions or negligence of Distributor or Importer. Imatron shall, prior to the shipment of the Products hereunder, procure and maintain a policy of insurance, at its sole cost, from a reputable insurance company acceptable to Distributor covering the Liabilities. A copy of such policy of insurance shall be sent to Distributor immediately.)

                  (d) Regulation Changes. If applicable regulation changes in the future and any conforming change becomes necessary, Imatron shall carry out such change upon such terms as may be agreed between the parties.

         7. Limitation of Liability IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT, (INCLUDING NEGLIGENCE, WHETHER ACTIVE, PASSIVE OR ANY OTHER KIND, AND STRICT LIABILITY) OR OTHERWISE, SHALL IMATRON BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR BUSINESS INTERRUPTION DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUES, LOSS OF USE OF THE PRODUCTS OR ANY ASSOCIATED EQUIPMENT, DAMAGE TO ASSOCIATED EQUIPMENT, COST OF CAPITAL, DOWN TIME COSTS, OR CLAIMS OFDISTRIBUTOR'S CUSTOMERS.

         8. In Country Training. Imatron will hire and train an "in country" Imatron Sales Manager to assist with all sales in the Territory and also assist to train Importer or Distributor Sales staff on an ongoing basis during the term of this Agreement.

         9. Spare and Replacement Parts.

                  (a) Obligation to Maintain Inventory. Distributor agrees to maintain a sufficient quantity of spare parts to fulfill Distributor's obligations to its customers, such quantity of spare parts to be mutually agreed upon by the parties and reflected in a separate agreement containing all terms and conditions relating thereto including, but not limited to, quantity, purchase price, payment of purchase price, return of spare parts, and use of substitute spare parts.

                  (b) Substitute Spare Parts. Distributor shall have the right to purchase and use spare parts manufactured by third parties ("Substitute Spare Parts") provided that the Substitute Spare Parts must meet Imatron's specifications and are not used unless and until Imatron has tested and approved each of such parts.

         10. Software Updates and Options.

                  (a) Updates and Options. System software updates may be provided as optional products for sale, or without charge as standard system software features, at Imatron's option. For software provided without charge, Imatron shall supply electronic media and supporting documentation equal to the number of systems installed by Importer or Distributor. For software options offered for sale by Imatron, electronic media and supporting documentation will be provided only for the institution ordering the software option. All software updates and options are offered subject to execution and delivery of appropriate Imatron User License Agreements attached as APPENDIX D and made an integral part hereof.

                  (b) Limitations. Imatron shall not be obligated to provide software updates or options:

                           (i) For any  Product  which has not been  upgraded or
modified in accordance with safety recommendations or hardware requirements to implement required safety recommendations;

                           (ii) If, beyond five (5) years from the date at which
the software product was last shipped as a standard production product; and

                           (iii) For any  Product  for which  obsolete  computer
hardware is no longer manufactured. 11. Training and Support.

                  (a) Training and Service Support. Imatron agrees to provide the following additional services:

                  (b) Applications Training. Distributor will provide applications training for its customers at completion of the installation and as required thereafter. Alternatively, if requested by Distributor, Imatron will provide applications training at the customer's site at the weekly rate for applications training (which is currently $5,000.00) plus travel and lodging expenses.

                           (i) Service Training.  In addition to its obligations
pursuant to Paragraph 3 of this Agreement, Distributor agrees to maintain a staff of service personnel trained in the theory, installation, repair and


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maintenance of the Products. The number of service personnel will be adequate to provide service coverage to all customers within the Territory.

                           (ii) Service  Support.  If requested by  Distributor,
Imatron service engineers will be available to provide on-site support at the customer's site. The cost of such service will be billed at the current published rate plus travel and lodging expenses.

                           (iii)  Sales  Support.   Imatron  agrees  to  provide
Distributor through Importer with adequate quantities of advertising materials and other sales and promotion aids. Distributor may use their own collateral materials on approval by Imatron. Distributor shall be responsible for the costs of translation, duplication and distribution of all advertising materials and other sales and promotion aids.

         12. Relationship of Parties. The relationship of the parties is respectively that of vendee and vendor. Nothing herein contained shall be deemed to create an agency, joint venture or partnership relation between the parties hereto. It is understood and agreed that each party is not, by reason of this Agreement or anything herein contained, constituted or appointed the agent or representative of any other party for any purpose whatsoever, nor shall anything herein contained be deemed or construed as granting to such party any right or authority to assume or to create any obligation or responsibility, expressed or implied, for, on behalf of or in the name of other parties, or to bind any other party in any way or manner whatsoever.

         13. Assignment of Agreement.

                  (a) Prohibition on Assignment. Neither this Agreement nor any interest herein is assignable by any party, whether by way of assignment, operation of law or otherwise, without the prior written consent of the other party hereto. Any attempted assignment or transfer by any party without the prior written consent of the other party hereto shall forthwith terminate and cancel this Agreement and all rights of any party thereunder. Notwithstanding the foregoing, Distributor may assign this Agreement or any part hereof to Importer.

                  (b) Transfer of Control. Transfer of a controlling interest in Distributor to a party not in control at the time of execution of this Agreement shall be deemed an assignment of this Agreement for purposes of the restrictions set forth in this Paragraph.

         14. Patents and Trademarks.

                  (a) No Rights to Patents. No rights are granted hereunder to Importer nor Distributor under any of Imatron's patents, patent applications, trademarks or other intellectual property.

                  (b) Rights to Use Trademarks. Importer and Distributor shall have the right to use, in connection with and only in connection with the marketing of the Products under this Agreement, the name of the Products and any trademarks, trade names and service marks derived from any of said names or related thereto in the form and manner as approved by Imatron (collectively, the "Licensed Names"). Imatron represents that the Licensed Names set out in APPENDIX E have been duly registered in the Territory and none of them has been challenged by any third party. Imatron reserves all rights for itself in and to the Licensed Names, and all goodwill associated therewith whether or not arising out of this Agreement. Importer and Distributor will cause to appear on all materials, on or in connection with which any of the Licensed Names are used by them, such legends, markings and notices or their equivalent, as Imatron may request in order to give appropriate notice of any trademark or other rights therein or pertaining thereto.

                  (c) Software Licenses. Imatron hereby grants to Importer and Distributor a limited, exclusive within the Territory, non-transferable license to use any software delivered pursuant to this Agreement (the "Software"), only with and on the Products. Simultaneously with its execution and delivery of this Agreement, Importer and Distributor will execute and deliver to Imatron a User License Agreement. Importer and Distributor shall have the right to grant to customers to whom Distributor sells the Products a license for the use of the Software on the Products. Distributor shall cause any customer to whom it sells Products to sign a User License Agreement prior to any sale. Distributor shall promptly forward to Imatron a copy of each such signed User License Agreement.

                  (d) Infringement. Imatron hereby represents and warrants with Distributor that none of the Products sold or to be sold to Distributor through Importer nor any of Licensed Marks nor Software shall infringe any right of any third party, and Imatron hereby indemnifies and keeps harmless Importer and Distributor or customers against any loss or damage suffered by Importer, Distributor or such customers or any claims made by any third party against Importer, Distributor or such customers arising due to any infringement by the Products or Licensed Names or Software of any right of any third party.

         15. Confidentiality.


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                  (a)  Confidentiality.  All  Proprietary  Data, as  hereinafter defined, disclosed by any party to the other party(ies) in pursuance of this Agreement, during the continuance of this Agreement and for two (2) years after its expiration or its termination, shall be kept confidential and the party(ies) to which the same have been disclosed shall take all necessary precautions to prevent their disclosure to third parties. The parties to this Agreement shall have the right to disclose such information to any of their affiliates, provided that any such affiliate receiving such information shall agree to be bound by the provisions of this Paragraph 15 and provided further, the disclosing party shall agree to be responsible for the actions of its affiliates. In the event of any breach of this covenant by any party, such breaching party shall be responsible for all damages resulting therefrom.

                  (b) Exceptions. The provisions set forth in Paragraph 15(a) shall not apply to:
                           (i) Any such information  which at any time after its
disclosure by one party to the other party(ies) falls into the public domain, except as a result of the fault of the party(ies) to which it was disclosed; or

                           (ii)  Any such  information  which at the time of its
disclosure was known to the party(ies) to which it was disclosed, as evidenced by written records; or
                           (iii) Any information that customers of each party or
regulatory bodies can reasonably request be disclosed to them, provided that such party shall exert its best efforts to cause said customers or regulatory bodies to agree to hold such information confidential.

                  (c) "Proprietary Data". The term "Proprietary Data" is used in this Agreement to mean information, as well as data in written, graphic or machine-readable or machine-executable form or in oral form, which is received by one party from other parties and is identified as being proprietary, confidential or a trade secret, and shall include, the Products, all technical manuals relating to the Products, and all know-how and technology required to utilize the Products and such manuals, as well as other information not generally known in the trade, including, without limitation, inventions, developments, specifications, pricing information, new product plans, methods, supply sources, customers lists, costs, marketing plans, technical and engineering data, and methods and reports relating to the business of the disclosing party. Each party agrees that it will use the Proprietary Data only to perform its required obligations hereunder and agrees to take all steps necessary to keep confidential, and prevent the disclosure to and/or use by third parties of any and all Proprietary Data which it may acquire. Without limiting the generality of the foregoing, each party agrees to take such actions (including, without limitation, instituting legal proceedings) as may be necessary to prevent disclosure of Proprietary Data by its present and former employees, agents and independent contractors. Each party shall provide to other parties such information and data, and permit the receiving party to review and copy all such agreements, as such receiving party shall reasonably request in connection with any investigation of compliance with the foregoing obligations of confidentiality.

         16. United States Law and Regulations. Nothing contained in this Agreement shall be construed to require either party to do, and Distributor shall not directly or indirectly do, any act or thing that will or could constitute a violation of the Export Control laws or other laws and regulations of the United States of America. It shall be Imatron's responsibility to obtain all necessary export licenses. Distributor is obligated to supply the appropriate import certificates.

         17. Exclusive Dealing. During the term of this Agreement neither Importer, Distributor nor its officers, agents, servants or employees shall, at any time, directly or indirectly, perform any service or be employed by or become associated in any capacity with any person, firm or corporation competing with or setting up to compete with Imatron in the Territory in the manufacture or sale of goods similar to the Products. Nor, during the term hereof, shall Imatron, directly or indirectly, compete similarly with Distributor in the sale of the Products, and accordingly, Imatron shall not, directly or indirectly, license any person to make, use, or sell the Products other than Importer and Distributor in the Territory. The obligations of this Paragraph 17 shall not apply to the officers, agents, servants and employees of Importer, Distributor or Imatron after said persons are no longer employed by Importer, Distributor or Imatron.

         18. Termination.

                  (a) Notice of Termination. Unless otherwise stated herein if any party to this Agreement should breach any obligation herein or in any individual contract to be entered hereunder, the non-defaulting party may give written notice to the defaulting party specifying the respect in which the defaulting has breached this Agreement or any individual contract. In the event that such breach is not remedied within thirty (30) days after such notice, the non-defaulting party may, by written notice to the defaulting party, terminate this Agreement or any individual contract effective immediately. The failure of the non-defaulting party to so terminate this Agreement or


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any  individual  contract  due to a breach on the part of the  defaulting  party shall not constitute a waiver of its right to terminate on the basis of any subsequent breach.

                  (b) Duties of Parties Upon Termination.

                           (i)  Upon   termination  of  this  Agreement  or  any
individual contract each party shall perform all obligations, including warranty, service and spare part supply, incurred prior to the effective date of such termination and all indebtedness of each party to the other shall become immediately payable.

                           (ii)  The  parties  acknowledge  and  agree  that the
Homologation rights for the Systems which rights are being transferred from IJ to Imatron and then from Imatron to the Distributor belong solely to Imatron and are assigned by Imatron to the Distributor solely for the purpose of its distribution of the Products pursuant to this Agreement. Upon termination of this Agreement for any reason such rights shall revert to Imatron and the Distributor shall take all actions which may be deemed reasonably necessary in order to transfer such rights back to Imatron.

                           (iii) No party  hereto  shall be  liable to any other
for damages of any kind resulting from, or caused by, said termination including, but not limited to, damages related to losses through commitments on obligations or leases, loss of investment, loss of present or prospective profits, inability to meet obligations, or any other causes or reasons whatsoever.

                           (iv) Imatron  shall in any case continue for a period
of seven (7) years following termination of this Agreement to make available to Distributor's customers all necessary spare parts and after-service in relation to Products purchased by Distributor and resold to its customers.

         19. Notices. All notices, certificates, requests, demands, and other communications hereunder shall be in writing and may be personally served or sent by or facsimile or by certified or registered airmail. All such notices, certificates, requests, demands, and other communications shall be delivered to the party to receive the same at the address indicated below (or at such other address as a party may specify in a written notice):

         If to Distributor:

                  Marubeni  Corporation
                  4-2, Ohtemachi 1-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention: Mr. Makoto Kimura, General Manager, Medical Business Sec.
                  Fax: (03) 3281-3728

         If to Importer:

                  Meditec Corporation
                  3-14, Kudan-Minami, 2-chome, Chiyoda-ku, Tokyo, Japan
                  Attention:   Mr. Masahiko Tomita
                  Fax   (03) 3237-4822

         If to Imatron:

                  Imatron Inc.
                  389 Oyster Point Blvd.
                  South San Francisco, California 94080
                  Attention:  Mr. S. Lewis Meyer, Chief Executive Officer
                  Fax: (415) 871-0418

         If personally delivered, a notice shall be effective upon delivery. If delivered in accordance with this Paragraph, a notice shall be effective as of the date of receipt. If given by facsimile, a notice shall be effective when sent, answer back received or, in the case of facsimile, confirmation received. A party may change its address indicated above by giving written notice of such change to the other in the manner specified in this Paragraph.


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         20. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial Arbitration Rules of the American Arbitration Association ("AAA") and judgments upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration shall take place in San Francisco, California, United States and be governed by the laws of the State of California. The arbitration shall be conducted by three (3) arbitrators. Each of Imatron and Distributor shall select one arbitrator within thirty (30) days after the filing of a request for arbitration. Should either of them fail to select an arbitrator within such thirty-day period, the other party shall also select that arbitrator. The two selected arbitrators shall select a third arbitrator. The official language of the arbitration shall be English and all proceedings and rulings shall be in English. The arbitration shall be conducted as expeditiously as possible, and all parties shall exert best efforts to finalize the arbitration hearings within one year. The arbitrators shall render any decision within thirty (30) days after the close of the arbitration hearings. The award rendered by the arbitrators shall be final and binding upon the parties. Before, during or after arbitration, each party shall have the right to seek from any appropriate court all provisional remedies permitted under California law. If any party hereto must institute arbitration to collect any payments due hereunder, the party liable therefore shall reimburse the other party for reasonable attorneys' fees and other costs incurred in connection with such arbitration.

         21. Miscellaneous.

                  (a) Governing Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California without regard to that body of law known as the conflict of laws.

                  (b) Governing Language. The official text of this Agreement shall be in the English language, and any interpretation or construction of this Agreement shall be based solely on the English-language text.

                  (c) Waivers. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof include any other or further exercise thereof or the exercise of any other right, power, or privilege.

                  (d) Amendments. Unless otherwise provided herein, this Agreement may not be changed, waived, discharged, or terminated orally, but only by a written document signed by duly authorized officers of the parties hereto.

                  (e) Entire Agreement. This Agreement is the entire agreement between the parties and supersedes and shall be substituted for each and every prior agreement with respect to distribution of Products, whether written, oral or otherwise in effect between Distributor and Imatron. Imatron and Distributor each represents and warrants that there are no other outstanding obligations or agreements, either written, oral or implied inconsistent with this Agreement.

                  (f) Force Majeure. In the event that any party hereto shall be rendered wholly or partly unable to carry out its obligations under this Agreement by reason of causes beyond its control, including but not limited to, fire, flood, explosion, strikes, lockouts, or other labor trouble or shortage, inability to obtain or shortage of material, equipment or transportation, insurrections, riots or other civil commotion, war, enemy action, acts, demands or requirements of the governments (including the Ministry of Health and Welfare of Japan) in any state or by other causes which it could not reasonably be expected to avoid, then the performance of the obligations of either party or both as they are affected by such causes shall be excused during the continuance of any inability so caused but such inability shall as far as possible be remedied with all reasonable dispatch.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  (h) Other Cooperation. In case Japanese concerned regulations may impose additional requirements or limitations to Distributor or Importer in providing importation, sales, or after services of the System, Imatron shall be willing to cooperate with Distributor and Importer in solving their problems according to their requirements.

         22. Assignment of Homologation rights.

         Imatron agrees that Distributor may assign the Homologation rights for the Systems to Importer at any time upon notice to Imatron.


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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date and year first above written.

IMATRON INC.

------------------------------
Name: S. Lewis Meyer
Title: President

MEDITEC CORPORATION

------------------------------
Name: Hiroyuki Tatewaki
Title: President & C.E.O.

MARUBENI CORPORATION

------------------------------
Name: Yoichi Kawahara
Title: General Manager, Electronics & Medical Business Dept.


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APPENDICES

         Appendix A   -       Specifications and Price List

         Appendix B   -       Assignment and Assumption Agreement

         Appendix C   -       Confirmation of Purchase Contract

         Appendix D   -       Imatron User License Agreement

         Appendix E   -       Licensed Names


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                                   APPENDIX A

Description of Imatron Model EBT Electron Beam Tomography Scanner

Imatron EBT scanner including:

         o     Gantry with dual solid state detectors and tungsten target rings
         o     High Resolution Detector System (HRDS)
         o     Electron Source and Beam Deflection Control
         o     Patient Couch with tilt, angulation, and swivel motion
         o     Distributed Processing System CPU
         o     Operator's Console
         o     GE Headholder
         o     System Software License
         o     Modem Telecommunications Link
         o     Patient Positioning Accessories
         o     Power Conditioner Distribution Unit
         o     Water Chiller
         o     Archive Storage System
         o     Operator's Manuals
         o     Warranty on parts for 1 year
         o AccuImage Workstation - The AccuImage workstation displays 2-D, 3-D, and 4D images through advanced image post processing capability when used in combination with Imatron's EBT or other compatible imaging modalities. The AccuImage workstation is NT based, and features an intuitive interface, help menus, and universal icons for ease of use and maximum productivity.
               Functions include surface rendering, interactive MIP, volume rendering, curved reformatting, fly-through and calcium scoring. Calcium scores are presented in a user-customizable report template that includes a sampling of patient images, calcium scores by artery and in total, and population data. Images and reports are printed using the included color printer. Images are transferred to the workstation via Megalink or Ethernet. A wide variety of image review and management functions are included, as well as DICOM 3 compliant image archiving and transfer.

                              Purchase Price For Basic System:   $1,700,000 USD
                              (FOB: Imatron Shipping Dock So. San Francisco, CA)

Shipping and Installation

     The system will be shipped within 60 days after receipt of Letter of Credit by Imatron.

Terms

     Terms of Payment are as follows:

         o     Letter of Credit issued 60 days prior to shipment.
               o The shipping terms are as noted: "F.O.B. Imatron Shipping Dock, South San Francisco, CA" and therefore upon shipment from Imatron the risk of loss passes to Importer.

Prices do not include:

         o     Site preparation/construction to Imatron's specifications
         o     Any other display workstation as determined by the buyer
         o     Shipping, insurance, and rigging from the factory to the site
         o     Foreign or local taxes


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         o     Any  costs of  storage,  should  the site not be ready to  accept installation of the scanner, requiring shipment to a third-party warehouse.
         o Radiation permits, licenses, and certificates as required by local or national government authorities
         o Other equipment such as laser cameras, injectors, teleradiology and PACS systems

Description of Imatron Model EBT Electron Beam Tomography Options

IMATRON EBT SYSTEM OPTIONS

New Systems

2nd AccuImage  Workstation                               $70,000  USD

         Requires connection to another AccuImage workstation that is included with the Imatron scanner.

CODONICS MODEL NP-1600 M COLOR MEDICAL IMAGER   $16,310 USD

Includes utilizing Dye-Diffusion Print technology, Post Script level # software, CDNX-1SG key, Paper & color Ribbon, 100 A size sheets, and Paper & black Laminate Ribbon 300 A size sheets

Installed, Used and Remanufactured EBT Scanners

AccuImage Workstation                                    $90,000 USD

     The AccuImage workstation displays 2-D, 3-D, and 4D images through advanced image post processing capability when used in combination with Imatron's EBT or other compatible imaging modalities. The AccuImage workstation is NT based, and features an intuitive interface, help menus, and universal icons for ease of use and maximum productivity. Functions include surface rendering, interactive MIP, volume rendering, curved reformatting, fly-through and calcium scoring. Calcium scores are presented in a user-customizable report template that includes a sampling of patient images, calcium scores by artery and in total, and population data. Images and reports are printed using the included color printer. Images are transferred to the workstation via Megalink or Ethernet. A wide variety of image review and management functions are included, as well as DICOM 3 compliant image archiving and transfer.

CODONICS MODEL NP-1600 M COLOR MEDICAL IMAGER   $16,310 USD


                  Includes utilizing Dye-Diffusion Print technology, Post Script level # software, CDNX-1SG key, Paper & color Ribbon, 100 A size sheets, and Paper & black Laminate Ribbon 300 A size sheets

High Resolution Detector System Upgrade (HRDS)           $ 250,000 USD


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                                   APPENDIX B
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS AGREEMENT ("Agreement") is entered into as of November 10, 2000 by and between IMATRON INC., a corporation organized under the laws of the State of New Jersey, United States of America with its principal office at 389 Oyster Point Blvd., South San Francisco, California 94080, United States of America("Imatron") and MARUBENI CORPORATION, a corporation organized under the laws of Japan with its principal office at 4-2, Ohtemachi 1-chome, Chiyoda-ku, Tokyo, Japan("Distributor").

WITNESSETH:

         WHEREAS, Imatron has heretofore entered into a Transition Agreement dated October 5, 2000 (the "Transition Agreement"), a copy of which is attached hereto, with Imatron Japan INC. ("IJ") relating to the transition to a new distributor and service provider of Imatron's products in Japan;

         WHEREAS, Imatron has appointed Importer and Distributor as the exclusive service provider and distributor respectively of the Imatron EBT Scanner system and spare parts, options and accessories in Japan pursuant to a
Distributorship Agreement of even date herewith (the "Distributorship Agreement"); and

         WHEREAS, Imatron desires to assign to Distributor certain of its rights pursuant to the Transition Agreement in consideration of the assumption by Distributor of certain of Imatron's obligations pursuant to the Transition
Agreement and Distributor desires to accept such assignment and perform such obligations.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

4 Assignment. Effective as of the date set forth above Imatron hereby sells, assigns and transfers all of its right, title and interest in and to the following:

4.1 all Imatron EBT Scanner system replacement and component parts and service tools set forth on Exhibit A-1 to the Transition Agreement;

4.2 subject to Paragraph 2, all service contracts for the repair and maintenance of Imatron EBT Scanner systems in Japan set forth on Exhibit A-2 to the Transition Agreement (the "Service Contracts");

4.3 the rights, licensing and registration, if any, of IJ to enter into service contracts for the repair and maintenance of Imatron EBT Scanner systems in Japan;

4.4 all documents, including quotations and other marketing materials, service files relating to past, present, and potential Imatron EBT Scanner system purchase and service customers; and

4.5 the regulatory approvals for the importation or sale of Imatron EBT Scanner systems, and the replacement and component parts thereof into Japan, commonly referred to as the "homologation".

5     Service Agreements. With respect to the Service Contracts:

5.1 Imatron shall use its best efforts to obtain consents from the customer of each Service Contract agreeing to the transfer of the Service Contract to Distributor and further agreeing to any changes to the terms and conditions of the Service Contract as may be required by Distributor and agreed to by the customer; and

5.2 Imatron represents and warrants that each Service Contract represents entire agreement between the parties thereto and there are no other outstanding obligations or agreements, either written oral or implied, formal or informal in respect of the subject matter thereof. This representation and warranty expires 90days from the date of the signing of this Agreement.

6 Rights Not Assigned. Notwithstanding the foregoing, the following rights are not assigned:

6.1 The two existing Imatron EBT Scanner Systems owned by IJ (Serial Nos. 26 and 160).

7 Assumption of Obligations. In consideration for the above assignment, Distributor agrees to assume

7.1 All obligations to provide service, training, software and hardware updating, service support and warranty obligations as provided in Paragraph 1 and Paragraph 3 a of the Transition Agreement.


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         Except as set forth in this paragraph,  Distributor is not assuming and shall not be liable for any other of the obligations or liabilities of Imatron of any kind or nature whatsoever under the Transition Agreement.

         Imatron shall ensure that the Transition Agreement will not be terminated or cancelled by Imatron Japan INC. for Imatron's breach of its obligations under the Transition Agreement and hold harmless Distributor from any losses or damages which Distributor may incur as a result of Imatron's breach of the Transition Agreement.

8 Indemnification. Each of the parties hereby agrees to hold harmless and indemnify the other, and its successors and assigns, against any claim, action, loss, liability, damage, or cost and expense, including without limitation reasonable attorneys' and experts' fees and expenses (hereafter collectively "Losses" and separately as "Loss"), resulting from or arising out of any breach or inaccuracy of any representation or warranty, nonperformance of any agreement, covenant, promise, or obligation on the part of the indemnifying party contained in this Agreement.

9     Notices.   All  notices,   certificates,   requests,   demands,  ad  other
      communications hereunder shall be in writing and shall be delivered as provided in the Distributorship Agreement.

10    Miscellaneous.

10.1 Governing Law; Arbitration. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California without regard to that body of law known as the conflict of laws. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration as provided in Paragraph 13 of the Transition Agreement. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California without regard to that body of law known as the conflict of laws.

10.2 Governing Language. The official text of this Agreement shall be in the English language, and any interpretation or construction of this Agreement shall be based solely on the English-language text.

10.3 Waivers. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof include any other or further exercise thereof or the exercise of any other right, power, or privilege.

10.4 Amendments. Unless otherwise provided herein, this Agreement may not be changed, waived, discharged, or terminated orally, but only by a written document signed by duly authorized officers of the parties hereto.

10.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

IMATRON INC.                               MARUBENI CORPORATION

By: S. Lewis Meyer                         By: Y.Kawahara



Its: Chief Executive Officer               Its:  General Manager ,
                                                  Electronics & Medical Business
                                           Department


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                                   APPENDIX D

USER LICENSE AGREEMENT

         This Agreement is made and entered into on between Imatron Inc., a corporation, hereinafter called "Imatron", and Marubeni Corporation hereinafter called the "Licensee".

         In consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

         1. License. Imatron hereby grants to the Licensee a nontransferable and nonexclusive single site license to use the computer software package described at the end of this form, hereinafter called the "Software", upon the terms and conditions contained herein.

         2. License Fee. The Licensee agrees to pay Imatron a one-time license fee (included in the basic system price) for this license.

         3. Conditions. This license is granted upon the following conditions:

               (a) The Software and any copies thereof shall at all time remain the sole property of Imatron. Imatron reserves the right to grant nontransferable and nonexclusive rights to use the Software to other persons or entities upon such terms and conditions as Imatron shall prescribe. The Licensee covenants and agrees not to permit access to, transfer, or assign the Software, or any part or copy thereof, in any form, to any other person or entity without the prior written consent of Imatron.

               (b) The Software shall be used only at the following location of the Licensee:

                   In Japan.


               (c) The Software shall be used by the Licensee only on the following equipment:

               (d) The Licensee acknowledges that the Software is proprietary to Imatron and agrees not to disclose it in any form, in whole or in part, to any other person or entity. The Licensee also agrees not to copy, duplicate, or otherwise reproduce any Software, or any version, routine, subroutine, or part thereof, or create or attempt to create, or permit others to attempt to create, by reverse engineering or otherwise, the source programs, or any part thereof from the object program or from other information or data made available by Imatron, or otherwise acquired by Licensee, without prior written authorization from Imatron. If such authorization is obtained, the Licensee shall apply Imatron's copyright notice and other legend(s), if any, contained on the Software to such reproductions or copies, and all restrictions herein on use and disclosure of the Software shall apply to any such reproductions or copies thereof.

               (e) The Licensee shall not cause or permit the Software, or any part thereof to be used by any person other than the officers, employees, and agents of the Licensee' engaged in the business activities of the Licensee at the location referred to herein. The Licensee agrees that it shall cause each authorized person who uses the Software to agree to refrain from disclosing or delivering the Software, or any part thereof, to any unauthorized person or entity.

               (f) In the event that the Software is for use by the United States Government, or any branch or agency thereof (hereinafter referred to as the" Government"), the provisions of this subparagraph (f) shall apply to such transaction in lieu of subparagraphs (a) through (e) above. The Software shall be treated by


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================================================================================


the Government as "Limited Rights Data" pursuant to DAR 7 104.9(A) or the equivalent clause in other agency procurement regulations.

         4. Reservation of Rights. The rights granted to the Licensee hereunder shall not affect the exclusive ownership by Imatron of any trademarks, copyrights, patents, or common law property rights of Imatron pertaining to the Software. The License granted hereby shall at all times be subject to all trademarks, copyrights, letters, patents, and common law property rights of Imatron relating to the Software.

         5. Modifications and Improvements. If the Licensee modifies the Software in any manner or utilizes any other software with the Software, or uses or permits the use of the Software on any Hardware/System other than the Hardware/System with which the Software was provided without prior written authorization from Imatron, all warranties associated with the Software and the Hardware/System shall become null and void. If the Licensee, or any of it's officers, agents, or employees devise or acquire any improvements in the Software and the Licensee voluntarily discloses such improvements to Imatron Imatron shall have a nonexclusive, royalty-free license to use such improvement and the right to grant sublicenses thereto.

         6. Term. This license shall continue for as long as the Licensee continues to utilize the above specified Hardware/System (s), except that Imatron may terminate this license upon thirty (30) days written notice to the Licensee in the event of any default by the Licensee of any term, covenant, or condition contained herein or in the contract of sale relating to the Hardware/System. Such termination shall not relieve the Licensee of any of any of its obligations incurred prior to such termination, and shall not impair any of Imatron's rights which have accrued prior to such date. The Licensee agrees to return the Software and any copies thereof to Imatron, at the Licensee's expense, immediately upon the termination of this license. The covenants of the Licensee contained in Paragraph 3 hereof shall survive the termination of this License. The warranty contained in Paragraph 8 hereof shall terminate upon the expiration or sooner termination of this License.

         7. Patent and Copyright Indemnification. Imatron will defend any action brought against Licensee to the extent that it is based on a claim that any Software used within the scope of the License hereunder infringes a United States patent or copyright, provided Licensee notifies Imatron promptly in writing of the action (and all prior claims relating to such action) and Imatron has sole control of the defense and all negotiations for its settlement or compromise. In the event any Software becomes, or in the opinion of Imatron is likely to become, the subject of a claim of infringement of a patent or copyright, Imatron may at its option either, (a) secure the Licensee's right to continue using the Software, (b) replace or modify it, to make it noninfringing, so long as such replacement or modification dose not materially or adversely affect its performance, or, if neither of the foregoing alternatives is reasonably available to Imatron, accept return of such Software and refund to Licensee all fees paid by Licensee for the Software so returned. Imatron shall have no liability for any claim of copyright or patent infringement based on (1) use of other than a current unaltered release of the Software available from Imatron if such infringement would have been avoided by the use of such current unaltered release or (2) use or combination of the Software with programs or data not supplied by Imatron. THE FOREGOING STATES THE ENTIRE LIABILITY OF IMATRON WITH RESPECT TO INFRINGEMENT OF ANY COPYRIGHTS OR PATENTS BY THE SOFTWARE OR ANY PARTS THEREOF.

         8. Warranty. THE SOFTWARE WHEN DELIVERED IS WARRANTED TO BE FREE FROM DEFECTS IN MATERIALS AND WORKMANSHIP. EXCEPT FOR THE EXPRESS WARRANTY HEREIN, IMATRON GRANTS NO WARRANTIES, EITHER EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND THE STATED EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF IMATRON FOR DAMAGES, INCLUDING BUT NOT LIMITED TO SPECIAL OR CONSEQUENTIAL DAMAGES, OCCURRING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE SOFTWARE.


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================================================================================


         9. Waiver of Liability. Subject to the provisions of paragraphs 7 and 8 above, the Licensee expressly waives all claims against Imatron. The parties agree that neither shall be responsible for the acts or omissions of the other in regard to the development or use of the licensed Software.

         10. Taxes. The Licensee agrees to pay any state or local tax, use tax, excise tax, or similar tax, however designated, levied or computed, on the amount paid by the licensee to Imatron for this license to use the Software.

         11. General.

                  (a) This Agreement constitutes the entire Agreement between Imatron and the Licensee with respect to the subject matter of this Agreement.

                  (b) No modification of this Agreement shall be valid unless in writing and signed by duly authorized representatives of both of the parties.

                  (c) The Licensee shall not assign this Agreement or any right hereunder to any other person or entity without the prior written consent of Imatron. Such consent will not be unreasonably withheld. Subject to the foregoing prohibition against assignment, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

                  (d) This Agreement shall be considered as having been entered into in the State of California and shall be subject to interpretation in accordance with the laws thereof

         In witness whereof, the parties have executed this Agreement as of the date set forth above.

IMATRON INC.                          MARUBENI CORPORATION

By:     S. Lewis Meyer                By:   Y. Kawahara
        --------------                      -----------


Title:  Chief Executive Officer       Title:  General Manager ,
        -----------------------       Electronics &  Medical Business Department
                                      ------------------------------------------


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================================================================================

                                   Appendix E



                                  [Trade Mark]

                                     IMATRON

                            (Registration No.3176291)


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FY 2000                           IMATRON INC.                         FORM 10-K
================================================================================


                                  Exhibit 10.34

                                  IMATRON INC.

                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made and entered into as of the 1st day of January, 2001 by and between Imatron Inc. (the "Company"), and Terry Ross, ("Consultant"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

         1.       SERVICES AND COMPENSATION

                  (a) Consultant agrees to perform for the Company the services ("Services") described in Exhibit A, attached hereto.

                  (b) The Company agrees to pay Consultant the compensation set forth in Exhibit A for the performance of the Services.

         2.       CONFIDENTIALITY

                  (a) Definition.  "Confidential  Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

                  (b) Non-Use and Non-Disclosure. Consultant will not, during or subsequent to the term of this Agreement, use the Company's Confidential Information for any purpose whatsoever, other than performing Services for the Company, or disclose the Company's Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential
Information including, but not limited to, having each employee, agent, or contractor of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company's favor identical to Sections 2, 3 and 4 of this Agreement. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

                  (c) Former Employer's Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party's rights resulting in whole or in part from the Company's use of the work product of Consultant under this Agreement.


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                  (d)   Third   Party   Confidential   Information.   Consultant
recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

                  (e)  Return  of  Materials.   Upon  the  termination  of  this
Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property or Confidential Information that Consultant may have in Consultant's possession or control.

         3.       OWNERSHIP

                  (a) Assignment. Consultant agrees that all material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, "Work Product") conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of the Company. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Work Product and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

                  (b) Further  Assurances.  Consultant agrees to assist Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Work Product and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Work Product, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligation to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument or papers shall continue after the termination of this Agreement.

                  (c) Pre-Existing Materials. Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Work Product developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to use, reproduce, distribute, perform, display, prepare derivative works of, make, have made, sell and export such item as part of or in connection with such Work Product.
Consultant shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Work Product without Company's prior written permission.

                  (d) Attorney in Fact. Consultant agrees that if the Company is unable because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Work Product assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.


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         4.       CONFLICTING OBLIGATIONS

                  Contractor is free to perform services for other entities while performing services for the Company, except if such other entity is a competitor of the Company, thereby creating a risk of disclosure of confidential information, as defined in Section 2. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting Agreement during the term of this Agreement.

         5.       NON-SOLICITATION

                  During the term of this Agreement and for a period of twelve months following termination of this Agreement, Consultant shall not, directly or indirectly, hire, solicit, or encourage to leave the Company's employment, any employee or contractor of the Company or hire any such employee or contractor who has left the Company's employment or contractual engagement.

         6.       TERM AND TERMINATION

                  (a) Term. This Agreement will commence on the date first written above and will continue for the Duration of Services as set forth on Exhibit A, subject to early termination described below.

                  (b) Termination. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

                  (c) Survival. Upon such termination, all rights and duties of the parties toward each other shall cease except:

                           (i) That the Company shall be obliged to pay,  within
thirty (30) days of the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; and

                           (ii) Sections 2 (Confidentiality),  3 (Ownership),  5
(Non-Solicitation) and 8 (Independent Contractors) shall survive termination of this Agreement.

         7.       ASSIGNMENT

                  Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company.

         8.       INDEPENDENT CONTRACTOR

                  It is the express intention of the parties that Consultant is an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, and Consultant shall perform the Services hereunder as an independent contractor. Consultant is free to control his methods of work, provided that Consultant continues to render his best efforts for the Company under this Agreement. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further


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================================================================================


agrees to indemnify and hold harmless the Company and its directors, officers, and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorney's fees and other legal expenses, arising directly or indirectly from (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant's assistants, employees or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, or (iii) any breach by the Consultant or Consultant's assistants, employee or agents of any of the covenants contained in this Agreement.

         9.       BENEFITS

                  Consultant acknowledges and agrees and it is the intent of the parties hereto that Consultant receive no Company-sponsored benefits from the Company either as a Consultant or employee. Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance, 401K participation, and incentive or bonus programs. If Consultant is reclassified by a state or federal agency or court as an employee, Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company's benefit plans in effect at the time of such reclassification Consultant would otherwise be eligible for such benefits.

         10.      ARBITRATION AND EQUITABLE RELIEF

                  (a) Disputes. Except as provided in Section 10(d) below, the Company and Consultant agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in San Mateo County, California, in accordance with, but not necessarily the administration of, the Commercial Arbitration Rules, supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

                  (b) Governing Law. The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Consultant hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

                  (c) Costs. The Company and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses unless otherwise required by law.

                  (d) Equitable Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

                  (e)  ACKNOWLEDGMENT.   CONSULTANT  HAS  READ  AND  UNDERSTANDS
SECTION 10, WHICH DISCUSSES ARBITRATION. CONSULTANT UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, CONSULTANT AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 10(d), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF CONSULTANT'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.


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         11.      GOVERNING LAW

                  This Agreement shall be governed by the laws of the State of California.

         12.      ENTIRE AGREEMENT

                  This Agreement is the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TERRY ROSS                          IMATRON INC.

______________________________                         _________________________

Address:                                               By:
        ____________________________                      ______________________

 ______________________________     Its:______________



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